                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

 FILED BY THE REGISTRANT [X]     FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
-------------------------------------------------------------------------------

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12 [ ]
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

                          CONCORD COMMUNICATIONS, INC.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)  Proposed maximum aggregate value of transaction:

    5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

--------------------------------------------------------------------------------

                          CONCORD COMMUNICATIONS, INC.
                            33 BOSTON POST ROAD WEST
                               MARLBORO, MA 01752

                         ------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Concord Communications, Inc., a Massachusetts corporation (the "Corporation"), will be held on Thursday, April 30, 1998, at 8:00 A.M., at the offices of the Corporation, 33 Boston Post Road West, Marlboro, Massachusetts, for the following purposes:

          1. To elect two members to the Board of Directors to serve for a three-year term as Class I Directors.

          2. To approve the Corporation's 1997 Stock Plan, as amended.

          3. To ratify the selection of the firm of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 1998.

          4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on March 16, 1998, the record date fixed by the Board of Directors for such purpose.

                                          By Order of the Board of Directors,

                                          GARY E. HAROIAN, Clerk

March 24, 1998
                         ------------------------------

         STOCKHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND
           RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                          CONCORD COMMUNICATIONS, INC.
                            33 BOSTON POST ROAD WEST
                               MARLBORO, MA 01752

                         ------------------------------

                                PROXY STATEMENT

                                 MARCH 24, 1998

     Proxies in the form enclosed with this proxy statement ARE SOLICITED BY THE BOARD OF DIRECTORS OF CONCORD COMMUNICATIONS, INC. (the "Corporation") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 30, 1998, at 8:00 A.M., at the offices of the Corporation, 33 Boston Post Road West, Marlboro, Massachusetts.

     Only stockholders of record as of the close of business on March 16, 1998 (the "Record Date"), will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 12,395,854 shares (excluding treasury shares) of Common Stock of the Corporation were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it only by written notice to the Clerk delivered at any time before it is exercised, including at the Annual Meeting.

     The persons named as attorneys in the proxies are officers and directors of the Corporation. All properly executed proxies returned in time to be cast at the Annual Meeting will be voted. With respect to the election of Directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee's name in the space provided on the proxy. The proxies will be voted as stated below under "Election of Directors." In addition to the election of Directors, the stockholders will consider and vote upon proposals (i) to approve the Corporation's 1997 Stock Plan, as amended, and (ii) to ratify the selection of auditors. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

     A majority in interest of the outstanding shares represented at the meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the meeting. On all other matters being submitted to stockholders, an affirmative vote of at least a majority of the shares present, or represented, and entitled to vote at the meeting is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each separate matter. Broker "non-votes" are not so included.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

     An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 1997, has been mailed to all stockholders entitled to vote at the Annual Meeting. This proxy statement and the accompanying proxy were first mailed to stockholders on or about March 24, 1998.

                             ELECTION OF DIRECTORS

     The Corporation's Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The present term of office for the directors in Class I expires at the Annual Meeting. The nominees for election as Class I directors are Messrs. Hawk and Held, each of whom was appointed by the Board of Directors as a director in December 1996 and was appointed as a Class I director effective in October 1997. If re-elected, the Class I nominees will hold office until the Annual Meeting of Stockholders to be held in 2001, and until their successors shall have been elected and shall have been qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the Class I nominees. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the Board of Directors will fix the number of directors at a lesser number.

     The following table sets forth the nominees to be elected at the Annual Meeting and the other current directors, the year each nominee or director was first appointed or elected a director, the principal occupation of each of the nominees and directors during the past five years, and the ages of each of the nominees and directors.

                                                                 PRINCIPAL OCCUPATION AND
NOMINEE'S OR DIRECTOR'S NAME AND YEAR NOMINEE OR DIRECTOR FIRST  BUSINESS EXPERIENCE DURING THE     YEAR TERM WILL
BECAME DIRECTOR                                                  LAST FIVE YEARS                    EXPIRE/CLASS
---------------------------------------------------------------  -------------------------------    --------------
John A. Blaeser..........................................        President, Chief Executive         2000/III
  1985                                                           Officer and Director(1)
Frederick W.W. Bolander..................................        Director(2)                        1999/II
  1995
Richard M. Burnes, Jr....................................        Director(3)                        2000/III
  1995
Robert C. Hawk...........................................        Director(4)                        1998/I
  1996
John Robert Held.........................................        Director(5)                        1998/I
  1996
Deepak Kamra.............................................        Director(6)                        1999/II
  1993
Robert M. Wadsworth......................................        Director(7)                        1999/II
  1993

---------------

(1) Mr. Blaeser, 56, has been President and Chief Executive Officer of the Corporation since January 1, 1996 and a Director of the Corporation since 1985. Prior to joining the Corporation, from 1991 until 1996, Mr. Blaeser was Managing General Partner of EG&G Venture Management, a venture capital firm.

(2) Mr. Bolander, 36, has been a Director of the Corporation since April 1995. Mr. Bolander has been associated with Apex Investment Partners, a venture capital firm and an affiliate of the Corporation, in various capacities since October 1994 and has been a General Partner of the firm since April 1996. From May 1993 to September 1993, Mr. Bolander was a Consultant to the African Communications Group, a venture capital and project management firm, and from September 1985 to September 1992, Mr. Bolander held the position of Manager for AT&T Corporation.

(3) Mr. Burnes, 57, has been a Director of the Corporation since December 1995. Mr. Burnes has been a General Partner of Charles River Ventures, a venture capital firm and an affiliate of the Corporation, since 1970.

(4) Mr. Hawk, 58, has been a Director of the Corporation since December 1996. Mr. Hawk has served as President of Hawk Communications since April 1997. Prior to joining Hawk Communications, Mr. Hawk served as President and Chief Executive Officer of US WEST Multimedia Communications, Inc. from April 1996 until April 1997, and from 1988 until April 1996 as President of the Carrier Division of US WEST Communications, Inc. Mr. Hawk is also a director of PairGain Technologies, Xylan Corp. and Premisys Communications.

(5) Mr. Held, 59, has been a Director of the Corporation since December 1996. Previously, Mr. Held had served as President and Chief Executive Officer of Chipcom Corporation from 1988 until 1995. Mr. Held is also a Director of Brown & Sharpe Manufacturing Company.

(6) Mr. Kamra, 41, has been a Director of the Corporation since November 1993. Mr. Kamra has been associated with Canaan Partners, a venture capital firm and an affiliate of the Corporation, since March 1991 and a General Partner of the firm since March 1995. Prior to joining Canaan Partners, Mr. Kamra was the General Manager, National Sales Force, of Aspect Telecommunications, a telecommunications equipment company. Mr. Kamra is also a Director of Hello Direct.

(7) Mr. Wadsworth, 37, has been a Director of the Corporation since April 1993. Mr. Wadsworth has been Vice President of Hancock Venture Partners, Inc. since April 1990, and Managing Director of HarbourVest Partners, LLC since January 1997. Mr. Wadsworth is also a Director of Banyan Systems, Incorporated.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors of the Corporation met four times and took action by unanimous written consent three times during the fiscal year ended December 31, 1997. The Audit Committee, which oversees the accounting and financial functions of the Corporation, including matters relating to the appointment and activities of the Corporation's independent auditors, did not meet during 1997. Messrs. Burnes and Kamra are currently members of the Audit Committee. The Compensation Committee, which determines the compensation and benefits of the Corporation's executive officers, met four times and took action by unanimous written consent once during 1997. Messrs. Bolander, Burnes, Held and Wadsworth are currently members of the Compensation Committee. Stockholders wishing to suggest nominees for election to the Board of Directors should direct such suggestions to the Clerk of the Corporation at the Corporation's principal address in accordance with the nomination procedure set forth in the Corporation's By-Laws. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which they served.

DIRECTOR COMPENSATION

     Directors who are not employees of the Corporation (also referred to as "outside directors"), who currently consist of Messrs. Bolander, Burnes, Hawk, Held, Kamra and Wadsworth, do not receive an annual retainer or any fees for attending regular meetings of the Board of Directors. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending such meetings. Non-employee directors are also eligible for participation in the Corporation's 1997 Non-Employee Director Stock Option Plan.

     Prior to the Corporation's initial public offering, the Corporation granted non-qualified stock options to directors under its 1995 Stock Plan (the "1995 Plan"). Pursuant to the terms of the 1995 Plan, options granted under the 1995 Plan are exercisable within eight years of the original grant date and generally vest over a period of four years from the date of grant. As of March 16, 1998, options to purchase 62,500 shares of Common Stock, at a weighted average exercise price of $1.90 per share, had been granted to outside directors of the Corporation under the 1995 Plan, of which options to purchase 58,750 shares of Common Stock have been exercised and no options to purchase shares of Common Stock have been canceled. Upon the consummation of a "change in control" of the Corporation, each stock option agreement governing options granted under the 1995 Plan provides for the acceleration of vesting of the option by eighteen months. The Corporation's ability to make additional grants or awards under the 1995 Plan was terminated upon the completion of the Corporation's initial public offering in October 1997; however, the 1995 Plan continues to govern all options, awards and other grants granted and outstanding under the 1995 Plan.

     The 1997 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), providing for the annual grant of stock options to purchase shares of Common Stock to outside directors, was adopted by the Board of Directors in July 1997 and approved by the stockholders on September 9, 1997. A total of 95,000 shares of Common Stock are reserved for issuance under the Non-Employee Director Plan.

     The Non-Employee Director Plan is administered by the Compensation Committee of the Board of Directors. Under the Non-Employee Director Plan each new eligible director will be granted an option to purchase 7,500 shares of Common Stock upon the director's first appointment or election to the Board of Directors and starting with the Annual Meeting, each eligible director shall be automatically granted an option to purchase 1,875 shares of Common Stock each year following the final adjournment of the Corporation's Annual Meeting of Stockholders.

     The exercise price of options granted under the Non-Employee Director Plan will be 100% of the fair market value per share of the Common Stock on the date the option is granted. Options initially granted to each director under the Non-Employee Director Plan will become exercisable over a four-year period from the date of grant. The options will expire on the tenth anniversary of the grant date. If an optionee ceases to be a director of the Corporation after his or her option becomes fully exercisable, the option will remain exercisable in accordance with its terms. If an optionee ceases to be a director of the Corporation for any reason prior to the time his or her option becomes fully exercisable, the option will terminate with respect to the shares as to which the option is not then exercisable and any portion of his or her option which is vested but has not been exercised may be exercised within sixty days of the date such director ceased to be a director. In the event of a merger, consolidation or similar corporate transaction, the vesting of all outstanding options under the Non-Employee Director Plan will be accelerated so that all outstanding options are vested and exercisable in full prior to the consummation of such transaction. If such options are not exercised prior to the consummation of such transaction, and are not assumed or replaced by the successor entity, such options will terminate.

     As of December 31, 1997, no options to purchase shares of the Corporation's Common Stock were outstanding under the Non-Employee Director Plan.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 16, 1998, information relating to the beneficial ownership of the Corporation's Common Stock by each Director, each executive officer named in the Summary Compensation Table on page 7, and by all directors and executive officers as a group.

                                                                AMOUNT AND NATURE     PERCENT OF
                            NAME                                OF OWNERSHIP(1)(2)      CLASS
                            ----                                ------------------    ----------
John A. Blaeser.............................................            375,444           3.0%
Kevin J. Conklin............................................             80,967             *
Ferdinand Engel.............................................            147,766           1.2%
Gary E. Haroian.............................................             51,951             *
Daniel D. Phillips, Jr......................................            143,134           1.2%
Frederick W.W. Bolander.....................................              7,500(3)          *
Richard M. Burnes, Jr.......................................          1,967,035(4)       15.9%
Robert C. Hawk..............................................             20,500(5)          *
John Robert Held............................................             24,000(6)          *
Deepak Kamra................................................          1,345,308(7)       10.9%
Robert M. Wadsworth.........................................            732,499(8)        5.9%
All executive officers and directors as a group (11
  people)(9)................................................          4,891,604(9)       38.6%

---------------

* less than 1%

(1) Unless otherwise indicated, the named person possesses sole voting and sole dispositive power with respect to the shares.

(2) Includes shares of Common Stock which have not been issued but which are subject to options which either are presently exercisable or will become exercisable within 60 days, as follows: Mr. Blaeser, 71,298 shares; Mr. Conklin, 77,967 shares; Mr. Engel, 97,766 shares; Mr. Haroian, 23,951 shares; and Mr. Phillips, 21,814 shares.

(3) Includes 5,157 shares of restricted stock which vest over a period of four years. The Corporation has a right of repurchase with respect to these shares upon certain events.

(4) Includes 1,960,785 shares of Common Stock held of record by Charles River Partnership VII, Limited Partnership which Mr. Burnes may be deemed to beneficially own. Mr. Burnes, a director of the Corporation, is a General Partner of Charles River Ventures, the General Partner of the General Partner of Charles River Partnership VII, Limited Partnership. Mr. Burnes disclaims beneficial ownership of all such shares.

(5) Includes 13,750 shares of restricted stock which vest over a period of four years. The Corporation has a right of repurchase with respect to these shares upon certain events.

(6) Includes 13,750 shares of restricted stock which vest over a period of four years. The Corporation has a right of repurchase with respect to these shares upon certain events.

(7) Includes 520,525 and 821,033 shares of Common Stock held of record by Canaan Ventures II Limited Partnership and Canaan Ventures II Offshore C.V., respectively, which Mr. Kamra may be deemed to beneficially own. Mr. Kamra, a director of the Corporation, is a General Partner of Canaan Venture Partners II, L.P., the General Partner of Canaan Ventures II Limited Partnership and Canaan Ventures II Offshore C.V. Mr. Kamra disclaims beneficial ownership of all such shares. Also includes 3,750 shares of restricted stock which vest over a period of four years. The Corporation has a right of repurchase with respect to these 3,750 shares upon certain events.

(8) Includes 202,855 and 522,144 shares of Common Stock held of record by Evergreen I Limited Partnership and John Hancock Venture Capital Fund Limited Partnership II, respectively, which Mr. Wadsworth may be deemed to beneficially own. Mr. Wadsworth, a director of the Corporation, is the Managing Director of Hancock Venture Partners, Inc., a General Partner of the General Partner of each of these entities. Mr. Wadsworth disclaims beneficial ownership of all such shares. Also includes 5,157 shares of restricted stock which vest over a period of four years. The Corporation has a right of repurchase with respect to these shares upon certain events.

(9) The group is comprised of the individuals named in the Summary Compensation Table on page 7, the remaining executive officers of the Corporation, and those persons who were directors of the Corporation on March 16, 1998. Includes 292,796 shares of Common Stock which the directors and executive officers as a group have the right to acquire by exercise of stock options granted under the Corporation's stock plans.

     Listed below are certain persons who, to the knowledge of the Corporation, own beneficially, as of the date indicated above, more than five percent of the Corporation's Common Stock outstanding at such date.

                                                                AMOUNT AND NATURE    PERCENT OF
           NAME AND ADDRESS OF BENEFICIAL HOLDER                  OF OWNERSHIP         CLASS
------------------------------------------------------------    -----------------    ----------

Charles River Partnership VII, Limited Partnership..........        1,960,785(1)        15.8%
1000 Winter Street, Suite 3300
Waltham, MA

Apex Investment Fund II, LP.................................        1,569,335(2)        12.7%
233 South Wacker Drive, Suite 9500
Chicago, IL 60606

Canaan Ventures II Offshore C.V.............................        1,341,558(3)        10.8%
2884 Sand Hill Road, Suite 115
Menlo Park, CA 94025

Canaan Ventures II Limited Partnership......................        1,341,558(4)        10.8%
2884 Sand Hill Road, Suite 115
Menlo Park, CA 94025

John Hancock Subsidiaries, Inc. ............................          753,999(5)         6.1%
One Financial Center, 44th Floor
Boston, MA 02111

The Productivity Fund II, LP................................          628,167(6)         5.1%
233 South Wacker Drive, Suite 9500
Chicago, IL 60606

---------------

(1) According to a Schedule 13G filed on February 17, 1998.

(2) According to a Schedule 13G filed on February 23, 1998.

(3) According to a Schedule 13G filed on February 10, 1998, Canaan Ventures II Offshore C.V. has sole voting power and sole dispositive power with respect to 821,033 of such shares.

(4) According to a Schedule 13G filed on February 10, 1998, Canaan Ventures II Limited Partnership has sole voting power and sole dispositive power with respect to 520,525 of such shares.

(5) According to a Schedule 13G filed February 11, 1998, John Hancock Subsidiaries, Inc. may be deemed to beneficially own 753,999 shares of the Common Stock of the Corporation by virtue of Rule 13d-3 under the Securities Exchange Act of 1934; 724,999 through its direct, wholly-owned subsidiary Hancock Venture Partners, Inc. and 29,000 through its indirect, wholly-owned subsidiary John Hancock Advisers, Inc.

(6) According to a Schedule 13G filed on February 23, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of the forms and written representations received by the Corporation pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Corporation believes that, with respect to the fiscal year ended December 31, 1997, the directors and executive officers complied with all applicable
Section 16 filing requirements on a timely basis except that Mr. Held and Mr. Hawk, Directors of the Corporation, each filed a Form 4 late with respect to one transaction.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation received by the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation for the two fiscal years most currently ended.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                   ANNUAL COMPENSATION       COMPENSATION AWARDS(3)
                               ---------------------------   SECURITIES UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR   SALARY(1)   BONUS(2)      OPTIONS/SARS (#)      COMPENSATION(4)
----------------------------   ----   ---------   --------   ----------------------   ---------------
John A. Blaeser.............   1997   $200,000    $160,000           50,000
  Chief Executive Officer      1996    175,000      87,500          647,017
  and President
Gary E. Haroian(5)..........   1997    133,470     124,800          198,750
  Chief Financial Officer,     1996         --          --               --
  Vice President of Finance,
  Treasurer and Clerk
Ferdinand Engel.............   1997    165,463     132,001           50,000               $  599
  Vice President,              1996    156,489      82,500          223,352                1,197
  Engineering
Kevin J. Conklin............   1997    127,463      71,122           37,500                  492
  Vice President, Marketing    1996    119,999      44,450          123,384                  977
Daniel D. Phillips, Jr......   1997    145,463     148,280           50,000
  Vice President,              1996    137,417     110,708          214,269
  World Wide Sales

---------------

(1) The amounts in the "Salary" column represent the annual base salary for each of the named executive officers, which is paid semi-monthly.

(2) The amounts in the "Bonus" column represent bonuses earned in 1997 for services rendered in 1997. Mr. Phillips' bonus amount represents commissions earned in 1997 on the shipment of product.

(3) The Corporation did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive payments during fiscal 1997 to its executive officers.

(4) The amounts in the "All Other Compensation" column represent paid insurance premiums for disability insurance coverage for the months of January through June 1997.

(5) Mr. Haroian joined the Corporation in February 1997.

     The following table provides information with respect to stock option grants by the Corporation to the named executive officers in 1997. The Corporation did not grant any stock appreciation rights in 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZED
                                                                                           VALUE AT ASSUMED
                                                 PERCENTAGE OF                              ANNUAL RATES OF
                                    NUMBER OF    TOTAL OPTIONS                                STOCK PRICE
                                    SECURITIES    GRANTED TO                               APPRECIATION OVER
                                    UNDERLYING     EMPLOYEES     EXERCISE                 THE OPTION TERM(2)
                                     OPTIONS       IN FISCAL       PRICE     EXPIRATION   -------------------
               NAME                 GRANTED(1)       YEAR        ($/SHARE)      DATE         5%        10%
               ----                 ----------   -------------   ---------   ----------   --------   --------
John A. Blaeser...................    15,955                      $19.00      10/29/05    $144,739   $346,674
                                      34,045                      $19.00      10/29/05    $308,845   $739,737
                                     -------
  Total...........................    50,000         6.37%
Gary E. Haroian(3)................   132,927                      $ 1.90        1/1/05    $120,587   $288,827
                                       3,323                      $ 1.90        1/1/05    $  3,015   $  7,221
                                      33,257                      $ 4.10        4/1/05    $ 65,103   $155,933
                                       4,243                      $ 4.10        4/1/05    $  8,306   $ 19,895
                                       3,988                      $19.00      10/29/05    $ 36,178   $ 86,653
                                      21,012                      $19.00      10/29/05    $190,614   $456,553
                                     -------
  Total...........................   198,750        25.33%
Ferdinand Engel...................    25,000                      $ 4.10        4/1/05    $ 48,940   $117,218
                                      14,938                      $19.00      10/29/05    $135,513   $324,576
                                      10,062                      $19.00      10/29/05    $ 91,279   $218,630
                                     -------
  Total...........................    50,000         6.37%
Kevin J. Conklin..................    12,500                      $ 4.10        4/1/05    $ 24,470   $ 58,609
                                      17,884                      $19.00      10/29/05    $162,238   $388,587
                                       7,116                      $19.00      10/29/05    $ 64,554   $154,618
                                     -------
  Total...........................    37,500         4.78%
Daniel D. Phillips, Jr............    25,000                      $ 4.10        4/1/05    $ 48,940   $117,218
                                      14,948                      $19.00      10/29/05    $135,604   $324,793
                                      10,052                      $19.00      10/29/05    $ 91,189   $218,412
                                     -------
  Total...........................    50,000         6.37%

---------------

(1) Stock options were granted under the Corporation's 1995 and 1997 Stock Plans at an exercise price equal to the fair market value of the Corporation's Common Stock on the date of grant. The options have a term of eight years from the date of grant. The options generally become exercisable as follows:
    25% on the first anniversary of the date of grant and quarterly for the remaining three years.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price increases. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(3) Mr. Haroian, who joined the Corporation in February 1997, was granted an option to purchase 136,250 shares of Common Stock at an exercise price per share of $1.90 as part of the terms of his employment.

     The following table provides information on stock option exercises in fiscal 1997 by the named executive officers and the value of such officers' unexercised options at December 31, 1997.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                           SHARES ACQUIRED                    OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                             UPON OPTION                     DECEMBER 31, 1997             DECEMBER 31, 1997
                              EXERCISE        VALUE     ---------------------------   ---------------------------
          NAME               DURING 1997     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   --------   -----------   -------------   -----------   -------------
John A. Blaeser..........           --             --     278,801        418,216      $5,737,241     $7,631,160
Gary E. Haroian..........       28,000       $426,300       6,062        164,688      $  114,269     $2,594,369
Ferdinand Engel..........       30,000(1)    $177,000
                                20,000(1)    $148,000
                              --------
  Total..................       50,000       $325,000      65,237        158,115      $1,346,207     $2,689,762
Kevin J. Conklin.........           --             --      62,419         98,465      $1,288,015     $1,507,990
Daniel D. Phillips,
  Jr.....................       94,367(1)    $556,765      13,561        156,341      $  279,097     $2,653,129

---------------

(1) Consists of shares of Common Stock of the Corporation acquired pursuant to the exercise of options prior to the Corporation's initial public offering in October 1997.

                         COMPENSATION COMMITTEE REPORT

PURPOSE OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Corporation's Board of Directors (the "Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer and other executive officers of the Corporation and to administer the 1995 Plan and the Corporation's 1997 Stock Plan. As set forth above, the Corporation's ability to make additional grants or awards under the 1995 Plan was terminated in October 1997; however, the 1995 Plan continues to govern all options, awards and other grants granted and outstanding under the 1995 Plan. In addition, the Committee has the responsibility for approving the individual variable compensation cash bonus programs to be in effect for the Chief Executive Officer and other executive officers. The Committee is comprised entirely of outside directors who have never served as officers of the Corporation.

GENERAL COMPENSATION POLICY

     The Committee believes that the compensation programs for executive officers of the Corporation should be designed to attract, motivate, and retain talented executives responsible for the success of the Corporation and should be determined within a competitive framework and based on the achievement of overall financial results and individual contributions. The Committee's objectives are to:

          (1) Offer a total compensation program that is highly competitive with comparable talent at comparable high-growth software companies.

          (2) Provide annual variable incentive awards (Cash Bonuses) that take into account the Corporation's overall financial performance relative to corporate objectives.

          (3) Align the financial interests of executive officers with those of the stockholders by providing significant equity-based, long term stock-based incentive awards.

COMPENSATION COMPONENTS AND PROCESS

  BASE SALARY

     The base salary for each executive officer is set on the basis of the responsibilities of the position held, the experience and performance of the individual, and a review of comparable positions based on surveys of the industry.

  VARIABLE INCENTIVE AWARDS--CASH BONUSES

     The Corporation's Bonus Plan is designed to reward executive officers for the achievement by the Corporation of its performance objectives. The cash bonus to be paid to each executive officer is calculated as a percentage of his or her base salary. A specific formula, based on the revenues and net income of the Corporation, is in place to calculate the actual percentage for each officer. A target is set for each executive officer based on targets at comparable positions. In 1997, the Corporation exceeded its performance targets, and bonuses paid reflected these results.

  LONG TERM STOCK-BASED INCENTIVE AWARDS

     During fiscal 1997, the Committee made option grants under the 1995 Plan and the 1997 Stock Plan to Messrs. Blaeser, Haroian, Conklin, Phillips and Engel. Each grant allows the officer to acquire shares of the Corporation's common stock at a fixed price per share (the market price on the grant date) over a specified period of time. Each option vests in periodic installments over a four-year period, as specified in the option agreements applicable to each executive.

     Generally, stock options are granted when an executive joins the Corporation. Additional options are granted on the basis of the individual's performance, potential for future responsibility and the number of unvested options held by the individual at the time of the new grant. The grants are designed to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Corporation.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The annual base salary for the Corporation's Chief Executive Officer is determined by the Compensation Committee, subject to approval of the Board of Directors. The 1997 compensation package of the Corporation's President and Chief Executive Officer, Mr. Blaeser, consisted of the same benefit programs as other executive officers, including base salary, cash bonus, stock options and other employee benefit programs. Specifically, a target incentive was established at the beginning of the year using an agreed-upon formula based on the Corporation's performance. Each year, the annual incentive plan is reevaluated with new targets for revenue growth and profitability. The option grants made to Mr. Blaeser during the 1997 fiscal year were based upon his individual performance and leadership within the Corporation and were designed to place a significant portion of his total compensation at risk, because the options will have no value unless there is appreciation in the value of the Corporation's Common Stock over the option term.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Since the cash compensation of each of the executive officers is below the $1 million threshold and the Compensation Committee believes that the options granted under the Corporation's option plans are performance-based, the Committee believes that Section 162(m) will not reduce the tax deduction available to the Corporation.

OTHER ELEMENTS OF EXECUTIVE COMPENSATION

     Executives are eligible for Corporation-wide medical and dental benefits and participation in a 401(k) plan under which the Corporation currently provides no matching contributions. In addition, executives participate in a Corporation-wide long-term disability insurance program and a group term life insurance program.

                                          COMPENSATION COMMITTEE

                                          Robert M. Wadsworth (Chairman)
                                          Frederick W.W. Bolander
                                          Richard M. Burnes, Jr.
                                          John Robert Held

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

     Messrs. Bolander, Burnes, Held and Wadsworth comprised the Committee for fiscal year 1997. No member of the Committee was at any time during the past year an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, or had any relationship with the Corporation requiring disclosure herein.

     During the last year, no executive officer of the Corporation served as a member of the compensation committee (or other Board committee performing equivalent functions, or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a member of the Committee or as a director of the Corporation. In addition, during the last year, no executive officer of the Corporation served on the Board of another entity, one of whose executive officers served as a member of the Committee.

EMPLOYMENT AGREEMENT

     The Corporation has entered into a Management Change in Control Agreement (the "Management Agreements") with each of John A. Blaeser, Kevin J. Conklin, Ferdinand Engel, Gary E. Haroian and Daniel D. Phillips, Jr. Pursuant to the terms of the Management Agreements, each of the foregoing management members (other than Mr. Blaeser) is entitled to receive a single severance payment in cash in an amount equal to six months' base annual salary (and equal to twelve months' base annual salary in the case of Mr. Blaeser) if any such management member is terminated by the Corporation without cause or such management member voluntarily terminates his employment with the Corporation for "good reason" (each a "Termination Event"), in each case within six months of a change in control of the Corporation. In addition, effective upon a change in control of the Corporation, the vesting date for each such management member's unvested options shall be accelerated by a period of 24 months. If within 24 months of a change in control of the Corporation there is a Termination Event, all of such management member's remaining unvested options shall become fully vested. Each such management member has entered into a non-competition agreement with the Corporation pursuant to which each such management member has agreed following a change in control of the Corporation not to compete with the Corporation for a period of six months if such management member has been terminated with or without cause by the Corporation or has voluntarily terminated his employment for "good reason."

     In addition, certain of John A. Blaeser's option agreements provide for automatic acceleration of all of his unvested options following a merger, consolidation, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or if he is no longer a director of the Corporation, other than by reason of death, disability, or resignation.

                              PERFORMANCE GRAPH(1)

     The following graph compares the change in the Corporation's cumulative total stockholder return in its Common Stock during the period from the Corporation's initial public offering through December 31, 1997 with the cumulative total return on the Nasdaq Stock Market -- U.S. Index and the H&Q Software Sector Index. The comparison assumes $100.00 was invested on October 15, 1997 in the Corporation's Common Stock at the $14.00 initial public offering price and in each of the foregoing indices and assumes reinvestment of dividends, if any.

        Measurement Period
      (Fiscal Year Covered)            Corporation        NASDAQ Index          H&Q Index
10/15/97                                 100.00              100.00              100.00
12/31/97                                 148.21               91.12               91.23

---------------

(1) This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

              PROPOSAL TO APPROVE THE 1997 STOCK PLAN, AS AMENDED

PROPOSAL TO APPROVE THE 1997 STOCK PLAN, AS AMENDED

     The Corporation's stockholders are being asked to approve the Corporation's 1997 Stock Plan (the "1997 Plan"), as amended. In March 1998, the Board of Directors amended the 1997 Plan to increase the aggregate number of shares of Common Stock reserved for issuance thereunder by 750,000 shares to 1,500,000 shares and to make certain minor modifications.

     The Corporation's management relies on stock options as an essential part of the compensation packages necessary for the Corporation to attract and retain experienced officers and employees. The Board of Directors of the Corporation believes that the increase in the number of shares available under the 1997 Plan is essential to permit the Corporation's management to continue to provide long-term, equity-based incentives to present and future key employees.

     As of March 16, 1998, only 348,950 shares remained authorized for issuance under the 1997 Plan. If the increase in the number of shares authorized for issuance under the 1997 Plan is not approved, the Corporation may become unable to provide suitable long-term equity based incentives to present and future employees. The Corporation has not at the present time determined who will receive the remaining shares of Common Stock that will be authorized for issuance under the 1997 Plan, as amended.

DESCRIPTION OF THE 1997 STOCK PLAN, AS AMENDED

     The 1997 Plan was adopted by the Board of Directors in July 1997 and was approved by the stockholders of the Corporation on September 9, 1997. In March 1998, the Board of Directors adopted the amendments to the 1997 Plan described above. Under the terms of the 1997 Plan, the Corporation is authorized to grant options that qualify as "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and options that do not qualify as ISOs ("NQOs") (as well as awards of stock ("Awards") and opportunities to make direct purchases of stock ("Purchases")) to directors, officers and other employees of and consultants to the Corporation. ISOs and NQOs are referred to hereafter together as "Stock Options." The complete text of the 1997 Stock Plan, as amended, is attached hereto as Appendix A.

     The 1997 Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1997 Plan, the Compensation Committee has the authority to select the optionees and determine the terms of the Stock Options, Awards and Purchases granted under the 1997 Plan, including:
(i) the time or times at which Stock Options, Awards and Purchases may be granted; (ii) whether Stock Options granted will be ISOs or NQOs; (iii) the number of shares subject to each Stock Option, Award or Purchase; (iv) when each Stock Option becomes exercisable; (v) the exercise price of the Stock Option, which in the case of an ISO cannot be less than the fair market value of the Common Stock as of the date of grant, or not less than 110% of the fair market value in the case of ISOs granted to an employee or officer holding 10% or more of the voting stock of the Corporation; (vi) the duration of the Stock Option; and (vii) the time, manner and form of payment upon exercise of a Stock Option. A Stock Option shall not be transferable by the recipient except by will or by the laws of descent and distribution, or in the case of NQOs, only to the extent set forth in the agreement relating to such option or pursuant to a valid domestic relations order. No employee of the Corporation may be granted options to acquire, in the aggregate, more than 70% of the aggregate number of shares of Common Stock which may be issued under the 1997 Plan, as amended, during any fiscal year of the Corporation. Generally, no ISO may be exercised more than 60 days following termination of employment and no Stock Options may be exercised following termination of employment for cause. However, in the event that termination is due to death or disability, Stock Options are generally exercisable for a maximum of 180 days after such termination.

     As of March 16, 1998, options to purchase 401,050 shares of Common Stock were outstanding and options to purchase 348,950 shares of Common Stock were available for grant under the 1997 Plan. As of March 16, 1998, the market value of the shares of Common Stock subject to outstanding options under the 1997 Plan was $9,976,119.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of United States federal income tax consequences of the issuance and exercise of options granted under the 1997 Plan, as amended, and of certain other rights granted under the 1997 Plan, as amended, is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of the 1997 Plan, as amended, or of the requirements that must be met in order to qualify for the described tax treatment.

     Incentive Stock Options. The following general rules are applicable under current federal income tax law to ISOs under the 1997 Plan, as amended:

          1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no federal income tax deduction is allowed to the Corporation upon either the grant or the exercise of an ISO.

          2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the ISO was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

          3. If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be taxed to the optionee as ordinary income in the year of such disposition.

          4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Corporation generally will be entitled to a corresponding deduction for federal income tax purposes.

          5. The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain or loss.

          6. Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year. An optionee may be entitled to a reduced long-term capital gain rate if the holding period for the shares exceeds 18 months.

          7. An optionee may be entitled to exercise an ISO by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

          8. In addition to the tax consequences described above, the exercise of ISOs may result in an "alternative minimum tax" under the Code. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

     Non-Qualified Options. The following general rules are applicable under current federal income tax law to NQOs under the 1997 Plan, as amended:

          1. The optionee generally does not recognize any taxable income upon the grant of a NQO, and the Corporation is not entitled to a federal income tax deduction by reason of such grant.

          2. The optionee generally will recognize ordinary income at the time of exercise of a NQO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Corporation may be required to withhold income tax on this amount.

          3. When the optionee sells the shares acquired upon exercise of a NQO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss. An optionee may be entitled to a reduced long-term capital gain rate if the holding period for the shares exceeds 18 months.

          4. The Corporation generally should be entitled to a corresponding federal income tax deduction when ordinary income is recognized by the optionee.

          5. An optionee may be entitled to exercise a NQO by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price. If an optionee exercises a NQO in such fashion, special rules will apply.

     Awards and Purchases. Under current federal income tax law, persons receiving Common Stock pursuant to an Award or Purchase generally will recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid. The Corporation should generally be entitled to a corresponding federal income tax deduction. When such Common Stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1997 STOCK
                               PLAN, AS AMENDED.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1998. Arthur Andersen LLP has served as the Corporation's auditors since 1986. It is expected that a member of the firm will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS SELECTION.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Corporation must be received at the Corporation's principal executive offices not later than January 15, 1999. In order to minimize controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail--Return Receipt Requested.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks and brokers to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                      APPENDIX A

                          CONCORD COMMUNICATIONS, INC.
                                1997 STOCK PLAN
                         (AS AMENDED ON MARCH 12, 1998)

     1. PURPOSE; TERMINATION OF PRIOR PLAN. The purpose of the 1997 Stock Plan (the "Plan") is to encourage key employees of Concord Communications, Inc. (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under
Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code");
(b) the grant of options which do not qualify as ISOs ("Non-Qualified Options");
(c) awards of stock in the Company ("Awards"); and (d) opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code. The Company's 1995 Stock Plan (the "1995 Stock Plan") is terminated effective as of October 16, 1997 and henceforth, the Company shall make no grants under the 1995 Stock Plan. The 1995 Stock Plan shall, however, continue to govern all options, awards and other grants granted and outstanding under the 1995 Stock Plan.

     2.  ADMINISTRATION OF THE PLAN.

          A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board of two or more of its members (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any; and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or of the

     Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

          B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          C. GRANT OF STOCK RIGHTS TO BOARD MEMBERS. Notwithstanding the provisions of paragraph 2.A., no Stock Rights shall be granted to any person who is, at the time of the proposed grant, a member of the Board unless such grant is approved by a majority vote of the disinterested members of the Board. All grants of Stock Rights to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either
     (i) are eligible to receive grants of Stock Rights pursuant to the Plan or
     (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights. Notwithstanding any other provision of this paragraph 2, in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any grants to members of the Board of Options made at any time from the effective date of such registration until six months after the termination of such registration shall be made only by the Board; provided, however, that if a majority of the Board is eligible to participate in the Plan or in any other stock option or other stock plan of the Company or any of its affiliates, or has been so eligible at any time within the preceding year, any grant to directors of Options must be made by, or only in accordance with the recommendation of, a Committee consisting of three or more persons, who may but need not be members of the Board or employees of the Company, appointed by the Board but having full authority to act in the matter, none of whom is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time within the preceding year. The requirements imposed by the preceding sentence shall also apply with respect to grants to officers who are not also members of the Board. Once appointed, the Committee shall continue to serve until otherwise directed by the Board.

          D. PERFORMANCE-BASED COMPENSATION. The Board, in its discretion, may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Stock Rights granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Rights to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), (ii) if any Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance-Based Compensation, such options shall be made exercisable only upon the attainment of a pre-established, objective performance goal established by the

     Committee, and such grant shall be submitted for, and shall be contingent upon shareholder approval and (iii) Stock Rights granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right, to constitute Performance-Based Compensation.

     3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

     4. STOCK. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 1,500,000, subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the unpurchased shares of Common Stock subject to such Option shall again be available for grants of Stock Rights under the Plan.

     No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 70% of the aggregate number of shares of Common Stock which may be issued pursuant to the Plan during any fiscal year of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

     5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time on or after October 16, 1997 and prior to October 15, 2007. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

     6.  MINIMUM OPTION PRICE; ISO LIMITATIONS.

        A. PRICE FOR NON-QUALIFIED OPTIONS, AWARDS AND PURCHASES. Subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), the exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan may be less than the fair market value of the Common Stock of the Company on the date of grant; provided that, in no event shall such exercise price or such purchase price be less than the lesser of (i) the book value per share of Common Stock as of the end of the fiscal year of the Company immediately preceding the date of such grant, or (ii) 50 percent of the fair market value per share of Common Stock on the date of such grant.

          B. PRICE FOR ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

          C. $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options, and the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

          D. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

     8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

          A. VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

          B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

          C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

     9. TERMINATION OF EMPLOYMENT. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate after the passage of 60 days from the date of termination of his or her employment, but in no event later than on the specified expiration dates of such ISOs, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, a leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     10.  DEATH; DISABILITY.

          A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the optionee's death.

          B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, at any time prior to the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

     11. ASSIGNABILITY. No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee shall be exercisable only by such optionee. Stock Rights other than ISOs shall be transferable to the extent set forth in the agreement relating to such Stock Right.

     12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

          A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee may take one or more of the following actions: (i) provide for the acceleration and/or termination of any time period relating to the exercise of the Options, (ii) provide for the purchase of the Options, upon the optionee's request, for the amount in cash that could have been received upon the exercise of the Options and sale of the shares obtained thereby, (iii) adjust the terms of the Options in a manner determined by the Committee, (iv) cause the Options to be assumed, or new rights substituted therefor, by another entity or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

          C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

          D. MODIFICATION OF ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

          E. RESTRICTED SECURITIES. If any person or entity owning restricted Common Stock obtained by exercise of an Option made hereunder receives new or additional or different shares or securities ("New Securities") in connection with a transaction described in subparagraphs A, B or C above, as a result of owning such restricted Common Stock, such New Securities shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such New Securities were issued.

          F. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          G. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan. Any fractional shares which, but for this subparagraph G, would have been issued to an optionee pursuant to an Option, shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the optionee shall receive from the Company cash in lieu of such fractional shares.

          H. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

     14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or
(e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board in July 1997 and by the stockholders of the Company on September 9, 1997. The Plan was amended on March 12, 1998 to increase the number of shares authorized for issuance under the Plan, subject to approval of the amendment of the Plan by the stockholders of the Company at the next Meeting of Stockholders. If the approval of the amendment by the stockholders is not obtained prior to March 12, 1999, any grants of ISOs under the Plan which include shares from the additional number of shares authorized by the amendment made prior to that date but subsequent to the date of the amendment will be rescinded. The Plan shall expire at the end of the day on October 15, 2007 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Stock Right previously granted to such grantee.

     16.  MODIFICATIONS OF ISOS; CONVERSION OF ISOs INTO NON-QUALIFIED
OPTIONS. Subject to paragraph 13(D), without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code). The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of such action, the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

     17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

     18. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

     19. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the transfer of a Non-Qualified Stock Option pursuant to an arm's-length transaction, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold, or may require the grantee to pay, additional withholding taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the transfer of a Non-Qualified Stock Option,
(iii) the grant of an Award, (iv) the making of a Purchase of Common Stock for less than its fair market value, or (v) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

     20. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

     21. GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the Commonwealth of Massachusetts, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

                                   DETACH HERE



                                     PROXY


                          CONCORD COMMUNICATIONS, INC.

     Proxy for the Annual Meeting of Stockholders To Be Held April 30, 1998
          This Proxy is Solicited on Behalf of The Board of Directors


     The undersigned hereby appoints John A. Blaeser and Gary E. Harioan, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote at an annual meeting of stockholders of Concord Communications, Inc. (the "Company") to be held at the offices of the Company, 33 Boston Post Road West, Marlboro, Massachusetts 01752, on April 30, 1998 at 8:00 a.m., Eastern time, or at any adjournments or postponements, thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL 4.


[SEE REVERSE]      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      [SEE REVERSE]
    SIDE                                                               SIDE

[  X  ]   PLEASE MARK
          VOTE AS IN
          THIS EXAMPLE


          1. To elect two members to the Board of Directors to serve for three-year terms as Class I Directors.

             NOMINEES:   Robert C. Hawk, John Robert Held

                         [     ]   FOR      [      ]   WITHHELD
                                   BOTH                FROM BOTH
                                 NOMINEES              NOMINEES

          [      ]
                  ----------------------------------------------
                  For both nominees except as noted above


                                                 FOR       AGAINST     ABSTAIN
          2.  To approve the Company's 1997   [       ]  [         ]  [       ]
              Stock Plan, as amended.

          3.  To ratify the selection of the  [       ]  [         ]  [       ]
              firm Arthur Andersen LLP as
              auditors for the fiscal year
              ending December 31, 1998

          4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [      ]

                    PLEASE VOTE, DATE, SIGN AND RETURN
                      PROMPTLY IN ENCLOSED ENVELOPE.

          Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


Signature                  Date         Signature                   Date
         ------------------    --------          -------------------    --------